EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                         INTERNATIONAL BON VOYAGE, INC.

         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                      NAME

         The name of this corporation is INTERNATIONAL BON VOYAGE, INC.

                                   ARTICLE II
                             NATURE OF THE BUSINESS

         This corporation shall have the power to train act or engage in any business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III
                                AUTHORIZED SHARES

         The capital stock of this corporation shall consist of 1,000,000 shares of common stock having a par value of $.01 per share and 500,000 shares of Preferred Stock, $.01 par value per share.

         The Preferred Stock may be issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations, restrictions thereof as shall be stated and expressed in the resolution or resolutions provided for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority in this paragraph given.


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                                   ARTICLE IV
                                 INITIAL CAPITAL

         The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This corporation shall have perpetual existence.

                                   ARTICLE VI
                                 INITIAL ADDRESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 4815 N.W. 79th Avenue, Miami, FL 33166. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

                                   ARTICLE VII
                                    DIRECTORS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By Laws. The number of persons constituting the initial Board of Directors shall be 1.

                                  ARTICLE VIII
                                INITIAL DIRECTORS

         The names and addresses of the initial Board of Directors are as follows:

                             Bob Collin
                             4815-2 N.W. 79th Avenue

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                             Miami, FL 33166


                                   ARTICLE IX
                                   SUBSCRIBER

         The name and address of the person signing these Articles of Incorporation as subscriber is:

                             Eric P. Littman
                             1428 Brickell Avenue
                             Suite 202
                             Miami, FL 33131

                                    ARTICLE X
                              VOTING FOR DIRECTORS

         The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By Laws.

                                   ARTICLE XI
                                    CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a director or indirect interest in such contract.

                                   ARTICLE XII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         This corporation shall have the power, in its By Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

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                                  ARTICLE XIII
                                 RESIDENT AGENT

         The name and address of the initial resident of this corporation is:

                           Eric P. Littman
                           1428 Brickell Avenue
                           Suite 202
                           Miami, FL 33131

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 12th day July, 1989.

                                           /s/ Eric P. Littman
                                           -------------------
                                           Eric P. Littman

Subscribed and Sworn this
12 day of July, 1989
Before me:

/s/ Isabel J. Cantira
---------------------
Notary Public

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                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

         In pursuance of Chapter 48.091 of the Florida Statutes, the following is submitted:

         INTERNATIONAL BON VOYAGE, INC. desiring to organize a corporation under the laws of the State of Florida with its principal place of business as stated in its Articles of Incorporation has named Eric P. Littman located at Suite 202, 1428 Brickell Avenue, Miami, FL 33131 as its agent upon whom process may be served within this state.

         Having been named to accept service of process for the above stated corporation, I hereby accept to act in this capacity and to comply with the provisions of the Act relative to keeping open said office.

                                                            /s/ Eric P. Littman
                                                            -------------------
                                                            Eric P. Littman


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